Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), effective as of [date of agreement] (the “Effective Date”), by and between Cyanotech Corporation, a Nevada corporation (the “Company”), and [name of director or officer] (the “Indemnitee”).

RECITALS

A.     It is reasonable, prudent and in the best interests of the Company and its stockholders for the Company contractually to obligate itself to indemnify persons serving as officers and/or directors of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve as officers and/or directors of the Company free from undue concern that they will not be so indemnified.

B.     The Indemnitee is currently serving or has agreed to serve [as an officer][and][on the board of directors] of the Company (the “Board of Directors”) and in such capacity has rendered or will render valuable services to the Company.

C.     Section 78.7502 of the Nevada Revised Statutes empowers Nevada corporations to indemnify their officers and directors and further states that the indemnification provided by Section 78.7502 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; thus, Section 78.7502 does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors.

D.     To the extent permitted by law, this Agreement is a supplement to and in furtherance of the restated articles of incorporation of the Company and provisions of the amended and restated bylaws of the Company or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

E.     This Agreement is intended to require the advancement of certain Expenses (as defined below) as they are incurred by Indemnitee in advance of the final disposition of the Proceeding (as defined below) giving rise to such Expenses (as defined below) in accordance with Section 78.751 of the Nevada Revised Statutes.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

Section 1.     Definitions.

As used in the foregoing Recitals and in this Agreement, the following terms shall have those meanings set forth in this Section 1 unless the context dictates otherwise.

(a)     A “Change in Control” shall be deemed to have occurred if (i) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then-outstanding voting securities, or (ii) during any period of two consecutive years, individuals (“Continuing Directors”) who at the beginning of the two-year period constitute the Board of Directors of the Company or whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company’s assets.

(b)     “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or is or was serving in such capacity, at the request of the Company, for another corporation, partnership, joint venture, trust or other enterprise.

(c)     “Disinterested Director” means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding (as defined below) for which indemnification is sought by the Indemnitee.

(d)     “Expenses” shall include, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts (including, without limitation, auditors’ and accountants’), witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses actually and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise participating in a Proceeding (as defined below). Expenses shall also include any of the foregoing expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including, without limitation, the premium, security for, and other costs relating to any cost, bond, supersedeas bond, or other appeal bond or its equivalent. Should any payments by the Company to or for the account of the Indemnitee under this Agreement be determined to be subject to any federal, state or local income or excise tax, Expenses shall also include such amounts as are necessary to place the Indemnitee in the same after-tax position after giving effect to all applicable taxes, the Indemnitee would have been in had no such tax been determined to apply to those payments.

(e)     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f)     “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

Section 2.     Indemnification (General).

The Company shall indemnify, hold harmless and advance Expenses to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in other sections of this Agreement.

Section 3.     Proceedings Other Than Proceedings by or in the Right of the Company.

The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of the Indemnitee’s associated Corporate Status from and after the Effective Date, the Indemnitee is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Under this Section 3, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law against Expenses, judgments, penalties, fines and amounts paid in anticipation of settlement or in settlement (as and to the extent permitted hereunder) actually incurred by or on behalf of the Indemnitee in anticipation of or in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful.

Section 4.     Proceedings by or in the Right of the Company.

The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of the Indemnitee’s associated Corporate Status from and after the Effective Date, the Indemnitee is, or is threatened to be made, party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law against Expenses and amounts paid in settlement incurred by or on behalf of the Indemnitee in anticipation of or in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses and amounts paid in settlement shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been finally adjudged to be liable to the Company, or if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses and amounts paid in settlement shall nevertheless be made by the Company in such event if and to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, and the Company agrees to make such an application to the court in such circumstances.

Section 5.     Indemnification of a Party Who is Wholly or Partly Successful.

(a)     To the extent that the Indemnitee is, by reason of the Indemnitee’s associated Corporate Status from and after the Effective Date, a party to and is successful on the merits or otherwise in any Proceeding, or in defense of any claim, issue or matter therein, the Company shall indemnify the Indemnitee against all Expenses, judgments, fines, penalties and amounts paid in settlement incurred by or on behalf of the Indemnitee in connection therewith. Notwithstanding any other provision of this Agreement, if the Indemnitee is not wholly successful in defense of any such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses, judgments, fines, penalties and amounts paid in settlement incurred by or on behalf of the Indemnitee in connection with each such successfully resolved claim, issue or matter. For purposes of this Section 5(a) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. The provisions of this Section 5(a) are subject to Section 5(c) hereof.

(b)     If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, judgments, fines, penalties and amounts paid in settlement but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. The provisions of this Section 5(b) are subject to Section 5(c) hereof.

(c)     In no event shall the Indemnitee be entitled to indemnification under Sections 5(a) or 5(b) hereof with respect to a claim, issue or matter to the extent:

(i)      applicable law prohibits such indemnification, or

(ii)     an admission is made by the Indemnitee in writing to the Company or in such Proceeding or a determination is made in such Proceeding that the standard of conduct required for Indemnification under this Agreement has not been met with respect to such claim, issue or matter.

Section 6.     Indemnification for Expenses as a Witness.

Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of the Indemnitee’s associated Corporate Status from and after the Effective Date, a witness in any Proceeding or otherwise asked to participate in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection therewith.

Section 7.     Advancement of Expenses.

(a)     Subject to Section 8 hereof, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding which are indemnifiable pursuant hereto within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay (without interest) any Expenses advanced within twenty (20) days of an ultimate determination that the Indemnitee is not entitled to be indemnified against such Expenses. The Company shall accept any such undertaking without reference to the financial ability of the Indemnitee to make repayment and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.

(b)     The Company’s obligation to advance Expenses pursuant to Section 7(a) hereof shall be subject to the condition that, if, when and to the extent that if it is ultimately determined that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who agrees to reimburse the Company) for all such amounts theretofore paid. Any required reimbursement of Expenses by the Indemnitee shall be made (without interest) by the Indemnitee to the Company within twenty (20) days following the determination that the Indemnitee would not be entitled to indemnification.

Section 8.     Procedure for Determination of Entitlement to Indemnification.

(a)     Whenever Indemnitee believes that he or she is entitled to indemnification or advancement of Expenses pursuant to this Agreement, Indemnitee shall submit a written request for indemnification (the “Indemnification Request”) to the Company to the attention of the Chief Executive Officer with a copy to the Secretary. This request shall include documentation or information which is reasonably necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee. Determination of Indemnitee’s entitlement to indemnification shall be made no later than forty-five (45) days after receipt of the Indemnification Request. The omission to so request indemnification from the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and any delay in so requesting indemnification from the Company shall not constitute a waiver by the Indemnitee of any rights under this Agreement. The Chief Executive Officer or the Secretary shall, promptly upon receipt of Indemnitee’s Indemnification Request, advise the Board of Directors in writing that Indemnitee has made such request for indemnification.

(b)     Following receipt by the Company of an Indemnification Request, an initial determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case as follows:

(i)      if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or

(ii)     if a Change in Control shall not have occurred, by one of the following four methods, which shall be at the election of the Board of Directors: (1) by a majority vote of the stockholders of the Company; (2) by a majority vote of a quorum of the Board of Directors consisting only of Disinterested Directors; (3) if a quorum of the Board of Directors consisting only of Disinterested Directors so orders, by Independent Counsel in a written opinion; or (4) if a quorum of the Board of Directors consisting only of Disinterested Directors cannot be obtained, by Independent Counsel in a written opinion.

The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including by providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. The Company agrees to bear any and all Expenses incurred by Indemnitee or the Company in connection with the determination of Indemnitee’s entitlement to indemnification by any of the above methods (irrespective of the ultimate determination as to the Indemnitee’s entitlement to indemnification).

(c)     In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Sections 8(a) or 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising him/her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after the later of the submission by the Indemnitee of an Indemnification Request pursuant to Section 8(a) hereof and the disposition of the relevant Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any arbitration pursuant to Section 9 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9.     Presumptions and Effect of Certain Proceedings.

(a)     In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Company shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted an Indemnification Request in accordance with Section 8(a) hereof, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(b)     Subject to the terms of Section 15.3 hereof, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(c)     For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action was based on:

(i)       the records or books of account of the Company, including financial statements;

(ii)      information supplied to the Indemnitee by the officers of the Company in the course of their duties;

(iii)     the advice of legal or financial counsel for the Company or the Board of Directors (or any committee thereof); or

(iv)     information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board of Directors (or any committee thereof).

The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 10.     Remedies of the Indemnitee.

(a)       In the event:

(i)       a determination is made pursuant to Section 8 hereof that the Indemnitee is not entitled to indemnification under this Agreement;

(ii)      advancement of Expenses is not timely made pursuant to Section 7 hereof;

(iii)     the determination of entitlement to indemnification has not been made by the Company and delivered to the Indemnitee within sixty (60) days after receipt by the Company of the Indemnification Request;

(iv)     payment of indemnity is not made pursuant hereto within twenty (20) days after receipt by the Company of an Indemnification Request or a statement or statements from the Indemnitee requesting advances from time to time; or

(v)      payment of indemnity is not made within ten (10) business days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to this Agreement;

the Indemnitee may seek an award in arbitration to be conducted in San Francisco, California by a single arbitrator pursuant to the Comprehensive Arbitration Rules and Procedures of JAMS. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one-hundred and twenty (120) days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing time constraint shall not apply in respect of a proceeding brought by the Indemnitee to enforce the Indemnitee’s rights hereunder.

(b)      In the event that a determination is made pursuant to this Agreement that the Indemnitee is not entitled to indemnification hereunder, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial or arbitration, as the case may be, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company shall be precluded from referring to or offering into evidence a determination made pursuant to Section 8 hereof that is adverse to the Indemnitee’s right to indemnification or advancement of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 10, the Indemnitee shall not be required to reimburse the Company for any advances hereunder until a final unfavorable determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).

(c)      If a determination is made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent

(i)      a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or

(ii)     a prohibition of such indemnification under applicable law.

(d)      The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)     In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or an award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually incurred by the Indemnitee in such judicial adjudication or arbitration, and the Indemnitee shall be entitled to the advancement of such Expenses; provided, however, if the court or arbitrator confirms the decision that the Indemnitee is not entitled to recover from the Company, then the Expenses incurred by the Indemnitee in the judicial adjudication or arbitration shall be borne by the Indemnitee.

(f)     Any judicial adjudication or arbitration determined under this Section 10 shall be final and binding on the parties.

Section 11.     Non-Disclosure of Payments.

Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

Section 12.     Duration of Agreement.

This Agreement shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of having served as a director of the Company, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 hereof relating thereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. Prior to any direct or indirect purchase, merger, consolidation or other event whereby a third-party entity acquires all or substantially all of the business and/or assets of the Company, the Company shall either (i) require and cause its successor, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; or (ii) procure an insurance policy to protect the Indemnitee and the Indemnitee’s successors, assigns, spouses, heirs, executors and personal and legal representatives to the same extent and for the same duration that the Company would have been required to provide such protection pursuant to this Agreement but for such succession.

Section 13.     Maintenance of Insurance.

The Company shall obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company, including the Indemnitee, with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies, with such coverage primary to any other coverage the Indemnitee may have for the Company’s obligations to the Indemnitee under this Agreement. In all such insurance policies, the Indemnitee shall be named as an additional insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

Section 14.     Limitations on Indemnification.

No indemnity pursuant to Sections 2, 3, 4, 5 or 6 shall be paid by the Company nor shall Expenses be advanced pursuant to Section 7:

(a)     To the extent that Indemnitee is reimbursed pursuant to such insurance as may exist for Indemnitee’s benefit. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company. To the extent that the Indemnitee receives payments as indemnification and/or reimbursement of Expenses for a particular matter both pursuant to insurance policies held by the Company and by the Company pursuant to this Agreement, which payments and reimbursements are, in the aggregate, in excess of the amounts actually incurred or Expenses actually paid by the Indemnitee in respect of such matter, then the Indemnitee shall reimburse the Company for any sums he or she receives as indemnification pursuant to such insurance policies in an amount equal to the lesser of (i) such excess, or (ii) the aggregate amount actually paid to the Indemnitee as indemnification and reimbursement of Expenses in respect of such matter; or

(b)     On account and to the extent of any wholly or partially successful claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) or the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law.

Section 15.     Miscellaneous.

Section 15.1     Non-Exclusivity; Survival of Rights.

(a)     The rights conferred on the Indemnitee by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the restated articles of incorporation of the Company, the amended and restated bylaws of the Company, any agreement, a vote of stockholders or resolutions of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee in the Indemnitee’s associated Corporate Status prior to such amendment, alteration or repeal.

(b)     If the indemnification provided for in Sections 2, 3, 4, 5 or 6 above for any reason is held by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any Expenses, judgments, penalties, fines or amounts paid in anticipation of settlement or in settlement (as and to the extent otherwise permitted hereunder) referred to therein, then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount paid or payable by the Indemnitee as a result of such Expenses, judgments, penalties, fines or amounts paid in anticipation of settlement or in settlement (as and to the extent otherwise permitted hereunder) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction that resulted in such Expenses, judgments, penalties, fines or amounts paid in anticipation of settlement or in settlement (as and to the extent otherwise permitted hereunder), as well as any other relevant equitable considerations. The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 15.1(b) were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph.

(c)     In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 15.2     Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)     the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby;

(b)     such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and

(c)     to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 15.3     Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against the Company except for any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, unless the Board of Directors authorized such Proceeding (or any part of such Proceeding) prior to its initiation.

Section 15.4     Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld. The Company shall furthermore not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity to participate in the defense of such action. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

Section 15.5     Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart executed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 15.6     Headings. The headings of the sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.

Section 15.7     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 15.8     Notice by Indemnitee and Defense of Claims. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. Any failure of the Indemnitee to so notify the Company, or any delay in so notifying the Company, shall not constitute a waiver by the Indemnitee of any rights under this Agreement; provided, however, that any such failure or delay shall relieve the Company of its obligation to the Indemnitee under this Agreement to the extent that such failure or delay was unreasonable in the circumstances and resulted in additional Expenses or resulted in the loss of defenses to the relevant claim which otherwise would have been available. With respect to any Proceeding in which the Company is obligated to advance the Expenses of Indemnitee:

(a)     In the event that one or more officers or directors of the Company is a party to such Proceeding in addition to Indemnitee (each, an “Other Indemnitee” and, together with Indemnitee, the “Indemnitee Group”) and the Company is also contractually obligated to advance the expenses of such Other Indemnitee(s), the Company shall only be obligated to advance the Expenses of one law firm for the Indemnitee Group (as well as such additional specialist counsel and local counsel as may be advisable in connection with such Proceeding), which law firm (or firms) shall be chosen by a majority of the Indemnitee Group or, in the absence of agreement by a majority of the Indemnitee Group on such law firm, by a plurality of the Indemnitee Group; provided that if, in the written opinion of Indemnitee’s legal counsel: (a) the use of counsel chosen by the Indemnitee Group to represent Indemnitee would present such counsel with an actual or potential conflict; (b) there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to other members of the Indemnitee Group; or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing; then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local or special counsel in respect of any particular Proceeding), for which the Company shall be obligated to advance the Expenses thereof; and

(b)     Indemnitee shall cooperate with the counsel selected pursuant to clause (a) above in connection with the defense of any Proceeding, including by providing such counsel, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure to such counsel and which is available to Indemnitee and reasonably necessary to such defense. Any Expenses reasonably incurred by Indemnitee in so cooperating shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

Section 15.9     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if:

(i)       delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or

(ii)      mailed by U.S. certified or registered mail with postage prepaid by overnight courier:

(a)     if to the Company:

Cyanotech Corporation

73-4460 Queen Kaahumanu Highway, Suite 102

Kailua-Kona, Hawaii 96740

Attn: Chief Executive Officer

with a copy to:

Farella Braun + Martel LLP

Russ Building

235 Montgomery Street, 17th Floor

San Francisco, CA 94104

Attn: Samuel C. Dibble, Esq.

and

(b)     if to the Indemnitee, to the address set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 15.9.

Section 15.10     Governing Law.

(a)     This Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada, without reference to its conflict of law principles.  To the extent permitted by applicable law, the parties hereby waive any provisions of law that render any provision of this Agreement unenforceable in any respect.

(b)     In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule that expands the right of a Nevada corporation to indemnify a director or an officer, such changes shall be deemed to be within the purview of the Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a director or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(c)     The Company acknowledges that the Indemnitee may, as a result of the Company’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage, which may not be reasonably or adequately compensated by damages at law. Consequently, the Company agrees that the Indemnitee may be entitled, in the event of the Company’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the Company, or enjoining any breach by the Company, all without proof of any actual damages that have been or may be caused by the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The Company waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and the Company shall not allege or otherwise assert the legal position that any such remedy at law exists. The Company agrees and acknowledges that:

(i)     the terms of this Section 15.10(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee;

(ii)     this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and

(iii)     the Indemnitee relied upon this waiver in entering into this Agreement, and will continue to rely on this waiver in its future dealings with the Company.

The Company warrants and represents that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 15.10(c) following consultation with such legal counsel.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

CYANOTECH CORPORATION:	INDEMNITEE:

By:	By:
Name:	Name:
Title:	Address: